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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration file Nos. 333-86311, 333-30044, 333-43178, 333-60882, 333-70224, 333-82624 and 333-100107) and in the Registration Statement on Form S-3 (Registration file No. 333-43420) of Ditech Communications Corporation of our reports dated May 21, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 11, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS